UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2007

HuntMountain Resources

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2007, the Board of Directors (the “Board”) of HuntMountain Resources (the “Company”) elected Mike Mastor as a member of the Board. Pursuant to his election, Mr. Mastor was granted 150,000 options at an exercise price of $0.38 per share. Mr. Mastor has no arrangements or understandings with any other person pursuant to which he was selected as a director of the Company. Outside of the grant of the options, Mr. Mastor has not had any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is to be party. Mr. Mastor has not been named to any committees of the Board, and at this time it is not known to which committees he will be named.

We previously reported in an 8-K/A on September 14, 2007 that Board member Randal Hardy was granted 150,000 options at an exercise price of $0.45. We are hereby correcting this previously reported information. Mr. Hardy did not receive options pursuant to his election as director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTMOUNTAIN RESOURCES
By:	/s/ Ron Schutz
Ron Schutz Chief Financial Officer

Date: September 25, 2007